Exhibit 99.1

DATE:	November 6, 2008	FINANCIAL CONTACT:
Kevin Shook, Treasurer and CFO
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES THIRD QUARTER 2008 RESULTS

Lancaster, Pa., November 6, 2008 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended September 30, 2008. EIHI reported a net loss of $3.1 million, or $0.35 per diluted share, for the third quarter of 2008, compared to net income of $3.6 million, or $0.34 per diluted share, for the same period in 2007. EIHI’s diluted book value per share was $15.80 as of September 30, 2008, compared to $16.27 as of December 31, 2007, a decrease of 2.9 percent.

“The core results in our workers’ compensation insurance and group benefits insurance segments continue to be strong,” said Bruce M. Eckert, Chief Executive Officer. “Our combined ratio in our workers’ compensation insurance segment was 88.7 percent for the third quarter of 2008. The group benefit insurance combined ratio was 95.7 percent with favorable loss ratio trends and an expense ratio of 30.7 percent. Our Charlotte office continues to make steady progress introducing all of our insurance products into the Southeast market. Rate pressures appear more intense in those states; however, we are pleased with our loss ratio results and are seeing steady increases in monthly submission activity from an expanding agency distribution network. Also, we are pleased with the successful close of our acquisition of Employers Security Insurance Company of Indianapolis, Indiana on September 29, 2008. We have already begun introducing the Eastern Brand into the Midwest and believe we have found a very strong platform in Employers Security from which to launch our workers’ compensation products and also eventually our ancillary group benefits insurance policies.”

Eckert added, “The Company was successful in terminating the reinsurance treaty effective July 1, 2008 that comprises the specialty reinsurance segment on a run-off basis.”

Consolidated highlights for the third quarter include:

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

•

Revenue for the third quarter of 2008 decreased $8.5 million to $29.6 million, compared to $38.1 million for the same period in 2007. The decrease in revenue is due primarily to a decrease in net investment income and an increase in net realized investment losses;

•

Net premiums earned decreased $1.2 million to $33.1 million in the third quarter of 2008 from $34.3 million during the same period in 2007. Despite increases in net premiums earned in workers’ compensation insurance and group benefits insurance, consolidated net premiums earned decreased 3.5 percent due primarily to the termination of the reinsurance treaty effective July 1, 2008 that comprises the specialty reinsurance segment;

•

Net investment income decreased $2.4 million to $755,000 for the three months ended September 30, 2008 compared to $3.1 million for the same period in 2007. The decrease in net investment income is due primarily to limited partnership losses of $1.7 million for the third quarter of 2008 compared to limited partnership gains of $60,000 in 2007 and a decrease in overall invested assets as a result of the EIHI stock repurchase program, which has utilized $19.1 million of cash since October 1, 2007. Limited partnership losses include a reduction of $1.4 million related to the recording of an other-than-temporary impairment on a limited partnership investment;

•

Net realized investment losses increased $5.1 million to $4.5 million ($2.5 million after-tax) for the three months ended September 30, 2008 compared to net realized investment gains of $590,000 ($369,000 after-tax) for the same period in 2007. Net realized investment losses include $2.8 million ($1.8 million after-tax) of other-than-temporary impairments on Lehman Brothers debt securities and three prime asset-backed security investments;

•

No favorable loss reserve development on prior accident years was recorded in the workers’ compensation insurance segment for the three months ended September 30, 2008 compared to $2.3 million ($1.5 million after-tax) for the same period in 2007;

•

Unfavorable loss reserve development on prior accident years of $2.3 million ($1.5 million after-tax) was recorded in the specialty reinsurance segment for the three months ended September 30, 2008 compared to $4.1 million ($2.6 million after tax for the same period in 2007); and

•	After-tax intangible asset amortization expense of $213,000 was recorded for the three months ended September 30, 2008, compared to $434,000 for the third quarter of 2007.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2008 and 2007 consisted of the following:

	2008	2007
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	162,095	87,140
Weighted average restricted stock shares[1]	49,335	30,187
Weighted average treasury shares purchased	(2,038,235)	(585,484)
Stock warrants[1]	—	306,099

Total	8,776,743	10,441,490

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $527,000 for the third quarter of 2008 compared to $4.9 million for the third quarter of 2007. Highlights for the third quarter include:

•	Direct written premiums increased to $26.4 million for the three months ended September 30, 2008 compared to $25.5 million for the same period in 2007, an increase of 3.5 percent;

•	Net premiums earned increased to $15.8 million for the third quarter of 2008, compared with $15.2 million for the third quarter of 2007, an increase of 3.9 percent;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording additional premium of $1.0 million for the third quarter of 2008 compared to $1.1 million for the same period in 2007;

•

Net investment income was $(299,000) for the third quarter of 2008, compared to $1.1 million for the same period in 2007. The decrease in net investment income is due primarily to limited partnership losses of $1.4 million for the three months ended September 30, 2008 compared to limited partnership gains of $14,000 for the same period in 2007 and a decrease in the invested asset base driven by dividends to EIHI to fund the stock repurchase program. Limited partnership losses include a reduction of $1.4 million related to the recording of an other-than-temporary impairment on a limited partnership investment;

•

After-tax net realized investment losses of $475,000 were recorded for the three months ended September 30, 2008 compared to after-tax net realized investment gains of $86,000 for the same period in 2007;

[1]	Stock warrants of 306,099 and restricted stock of 44,376 were anti-dilutive to diluted earnings per share and, accordingly, were excluded from the calculation.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

•

The calendar year loss and LAE ratio was 59.6 percent for the three months ended September 30, 2008 compared to 40.5 percent for the same period in 2007. For the three months ended September 30, 2008, no favorable loss reserve development on prior accident years was recorded, compared to favorable loss reserve development on prior accident years of $2.3 million in the third quarter of 2007, which decreased the 2007 loss ratio by 14.7 percentage points;

•

The expense ratio was 27.0 percent for the three months ended September 30, 2008 compared to 22.2 percent for the same period in 2007. The increase in the expense ratio is primarily due to start-up costs associated with EIHI’s expansion into the Southeast, indirect acquisition costs associated with EIHI’s acquisition of Employers Security Holding Company and its subsidiaries and the Company’s state licensing initiatives; and

•	The combined ratio was 88.7 percent for the third quarter of 2008, compared to 63.3 percent for the same period last year.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added one new program during the nine months ended September 30, 2008 and another new program effective October 1, 2008, bringing the total number of active programs to thirteen. Activity in this segment has increased despite current economic trends, largely as a result of our expansion into the Southeast and Midwest markets.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported a net loss of $1.1 million for the three months ended September 30, 2008 compared to net income of $1.2 million for the same period in 2007. Highlights for the third quarter include:

•	Net premiums earned were $9.1 million for the third quarter of 2008 and 2007;

•

Net investment income was $535,000 for the third quarter of 2008 compared to $795,000 for the third quarter of 2007. The decrease in net investment income is due primarily to a decrease in the invested asset base driven by dividends to EIHI to fund the stock repurchase program;

•

After-tax net realized investment losses of $1.9 million were recorded for the three months ended September 30, 2008 compared to after-tax net realized investment gains of $274,000 for the same period in 2007;

•	The calendar year loss and LAE ratio was 65.0 percent for the three months ended September 30, 2008 compared to 68.1 percent for the same period in 2007;

•	The expense ratio was 30.7 percent for the three months ended September 30, 2008 compared to 28.5 percent for the same period in 2007; and

•	The combined ratio was 95.7 percent for the third quarter of 2008, compared to 96.6 percent for the same period last year.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported a net loss of $1.3 million for the third quarter of 2008 compared to a net loss of $1.5 million for the same period last year. Highlights for the third quarter include:

•

Reinsurance premiums earned were $2.1 million for the third quarter of 2008 compared to $3.9 million for the same period in 2007. The decrease in reinsurance premiums earned is due to the termination of the reinsurance treaty effective July 1, 2008 that comprises the specialty reinsurance segment;

•	Net investment income was $195,000 for the three months ended September 30, 2008 compared to $379,000 for the same period last year;

•	After-tax net realized investment losses of $171,000 were recorded for the three months ended September 30, 2008 compared to no net realized investment gains or losses for the same period in 2007;

•

The calendar year loss and LAE ratio was 163.9 percent for the three months ended September 30, 2008 compared to 148.2 percent for the same period in 2007. For the three months ended September 30, 2008, unfavorable loss reserve development on prior accident years of $2.3 million increased the 2008 loss ratio by 107.4 percentage points, compared to unfavorable loss reserve development on prior accident years of $4.1 million in the third quarter of 2007, which increased the 2007 loss ratio by 103.9 percentage points; and

•	The combined ratio was 207.9 percent for the third quarter of 2008, compared to 181.8 percent for the same period last year.

Prior to July 1, 2008, business in the specialty reinsurance segment was assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective July 1, 2008, EIHI terminated the reinsurance treaty that comprises the specialty reinsurance segment.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.2 million for the three months ended September 30, 2008, compared to $1.1 million for the same period in 2007.

Financial Condition

Total assets were $390.6 million as of September 30, 2008. Shareholders’ equity was $156.1 million as of September 30, 2008. During the third quarter of 2008, the Company repurchased 42,377 common shares at a total cost of $646,400, representing a weighted average price of $15.25 per share. As of September 30, 2008, EIHI’s book value per share and diluted book value per share were $16.35 and $15.80, respectively. Outstanding shares used to calculate book

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

value per share and diluted book value per share were 9,551,569 and 10,506,856, respectively, as of September 30, 2008. The basic book value per share calculation includes the impact of restricted stock awards of 251,675 shares. The diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 649,188 common shares, which have a weighted average exercise price of $14.36.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, November 7, 2008 to review the Company’s 2008 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

A replay of the conference call will be available through November 24, 2008, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode for the conference call is 424847. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2008 and December 31, 2007 and unaudited results of operations for the three and nine months ended September 30, 2008 and 2007.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30, 2008	December 31, 2007
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $180,714; $202,039)	$179,961	$205,785
Convertible bonds, at estimated fair value (amortized cost, $14,292; $14,232)	13,182	15,478
Equity securities, at estimated fair value (cost, $27,623; $19,578)	22,473	20,541
Other long-term investments, at estimated fair value (cost, $10,637; $10,386)	11,524	11,317

Total investments	227,140	253,121
Cash and cash equivalents	49,625	45,940
Accrued investment income	2,114	2,290
Premiums receivable (net of allowance, $567; $558)	36,813	26,846
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	28,490	26,303
Deferred acquisition costs	6,679	6,257
Deferred income taxes, net	6,694	1,229
Federal income taxes recoverable	1,979	846
Intangible assets	9,568	6,372
Goodwill	10,908	7,992
Other assets	10,587	8,322

Total assets	$390,597	$385,518

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$146,530	$129,788
Unearned premium reserves	52,356	39,826
Advance premium	1,348	1,380
Accounts payable and accrued expenses	11,823	8,422
Ceded reinsurance balances payable	6,303	6,762
Benefit plan liabilities	315	334
Segregated portfolio cell dividend payable	13,357	13,168
Loans payable	2,427	—

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

	September 30, 2008	December 31, 2007
Junior subordinated debentures	—	8,007

Total liabilities	$234,459	$207,687

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,597,723; outstanding – 9,551,569 and 10,580,858, respectively	—	—
Unearned ESOP compensation	(5,791)	(6,354)
Additional paid in capital	111,431	110,166
Treasury stock, at cost (2,051,154 and 1,016,865 shares, respectively)	(32,308)	(15,589)
Retained earnings	85,287	86,363
Accumulated other comprehensive (loss) income, net	(2,481)	3,245

Total shareholders’ equity	156,138	177,831

Total liabilities and shareholders’ equity	$390,597	$385,518

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Month Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenue:
Net premiums earned	$33,118	$34,264	$99,363	$95,226
Net investment income	755	3,108	5,442	9,326
Net realized investment (losses) gains	(4,518)	590	(4,213)	2,321
Other revenue	167	179	522	517

Total revenue	29,522	38,141	101,114	107,390

Expenses:
Losses and loss adjustment expenses incurred	22,517	21,459	62,930	57,968
Acquisition and other underwriting expenses	4,588	4,097	14,224	11,266
Other expenses	6,584	6,452	19,113	17,977
Amortization of intangible assets	328	434	984	1,303
Policyholder dividends	325	95	253	349
Segregated portfolio dividend expense	29	780	2,602	2,172

Total expenses	34,371	33,317	100,106	91,035

(Loss) income before income taxes	(4,849)	4,824	1,008	16,355

(Loss) income tax expense	(1,760)	1,263	20	5,329

Net (loss) income	$(3,089)	$3,561	$988	$11,026

Earnings per share (EPS):
Basic shares outstanding	8,776,743	10,105,204	9,017,853	10,435,468
Basis EPS	$(0.35)	$0.35	$0.11	$1.06

Diluted shares outstanding	8,776,743	10,441,490	9,371,896	10,765,095
Diluted EPS	$(0.35)	$0.34	$0.11	$1.02

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

November 6, 2008

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.